SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 3, 2004

Date of Report (date of earliest event reported)

Landacorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29377	94-3346710

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4151 Ashford Dunwoody Road, Suite 505
Atlanta Georgia 30319

(Address of principal executive offices)

(404) 531-9956

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On March 3, 2004, a class action complaint was filed on behalf of the stockholders of Landacorp, Inc. (the “Company”) in the Superior Court of Fulton County, Georgia against the Company and present members and one former member of the Company’s Board of Directors in connection with the proposed merger between the Company and a wholly owned subsidiary of SHPS Holdings, Inc. (“SHPS”) pursuant to the Agreement and Plan of Merger, dated as of March 1, 2004, by and among the Company, Sonic Acquisition Corp. and SHPS, in which the Company’s stockholders would receive $3.09 per share in cash for their shares. A copy of the complaint is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibit
99.1	Complaint, filed on March 3, 2004 in the Superior Court of Fulton County, Georgia, by George Tibaldi, on behalf of himself and all others similarly situated, Plaintiff, vs. Eugene Miller, Eugene Santa Cattarina, Jerome Grossman, M.D., Bryan Lang, Thomas F. Stephenson, Howard Cox, Michael Miele and Landacorp, Inc., Defendants.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LANDACORP, INC.

Date: March 16, 2004	By:	/S/ MARK RAPOPORT

Mark Rapoport Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Complaint, filed on March 3, 2004 in the Superior Court of Fulton County, Georgia, by George Tibaldi, on behalf of himself and all others similarly situated, Plaintiff, vs. Eugene Miller, Eugene Santa Cattarina, Jerome Grossman, M.D., Bryan Lang, Thomas F. Stephenson, Howard Cox, Michael Miele and Landacorp, Inc., Defendants.